UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LEGACY RESERVES LP

(Exact name of registrant as specified in its charter)

Delaware	16-1751069
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-194999

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series B Preferred Units”), representing limited partner interests in Legacy Reserves LP (the “Registrant”), is set forth under the captions “Description of the Series B Preferred Units” and “Material Tax Considerations” in the Registrant’s prospectus supplement dated June 10, 2014 and the base prospectus dated April 2, 2014 as filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 11, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-194999). The summary descriptions of the Series B Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.   Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-194999), filed with the SEC on April 2, 2014 (incorporated herein by reference).

2

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement, filed with the SEC on May 12, 2006 (File No. 333-134056)).

3

Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated June 17, 2014 (File No. 001-33249)).

4

Specimen Unit Certificate for the Series B Preferred Units (incorporated herein by reference to Exhibit C to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated June 17, 2014 (File No. 001-33249)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 17, 2014	LEGACY RESERVES LP

	By:	/s/ James Daniel Westcott
		Name:	James Daniel Westcott
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-194999), filed with the SEC on April 2, 2014 (incorporated herein by reference).

2

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement, filed with the SEC on May 12, 2006 (File No. 333-134056)).

3

Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated June 17, 2014 (File No. 001-33249)).

4

Specimen Unit Certificate for the Series B Preferred Units (incorporated herein by reference to Exhibit C to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated June 17, 2014 (File No. 001-33249)).